                       AMENDED AND RESTATED LOAN AGREEMENT

         THIS AMENDED AND RESTATED LOAN AGREEMENT (the "Agreement") is made this 14th day of December, 1999, by and among RESOURCE PROPERTIES XXXII, INC., a Delaware corporation, RESOURCE PROPERTIES XXXVIII, INC., a Delaware corporation, RESOURCE PROPERTIES II, INC., a Delaware corporation, RESOURCE PROPERTIES 51, INC., a Delaware corporation, RESOURCE PROPERTIES, INC., a Delaware corporation ("RPI"), RESOURCE AMERICA, INC., a Delaware corporation ("RAI") and JEFFERSON BANK (the "Bank").

                                    RECITALS

         A. On March 12, 1998, the Bank and Resource Properties XXXI, Inc., a Delaware corporation, WS Mortgage Acquisition Corp., a Delaware corporation, Resource Properties XLI, Inc., a Delaware corporation, Resource Properties XLII, Inc., a Delaware corporation (the "Original Released Borrowers"), Resource Properties XXIV, Inc., a Delaware corporation, Resource Properties XXXII, Inc., a Delaware corporation, Resource Properties XXXVIII, Inc., a Delaware corporation (collectively with the Original Released Borrowers, the "Original Borrowers"), RPI and RAI entered into that certain Loan Agreement (the "Original Loan Agreement") wherein the Original Borrowers borrowed and RPI and RAI guaranteed a line of credit loan with the Bank in the amount of EIGHTEEN MILLION DOLLARS ($18,000,000) (the "Loan").

         B. On January 29, 1999, Original Borrowers, Resource Properties 53, Inc. ("53 Inc."), Resource Properties XL, Inc. ("XL Inc."), Charles Rennie Financial, Inc., formerly known as Eastern Bancorporation ("CRFI"), RPI, RAI and the Bank entered into that certain Loan Modification Agreement (the "Loan Modification Agreement"), whereby the Original Released Borrowers were released from their respective obligations under the Loan, and RAI, RPI, 53 Inc. and XL Inc. were made additional makers under the Note and additional collateral owned by 53 Inc., XL Inc. and CRFI was added to the security for the Loan (the "Modified Collateral").

         C. On May 19, 1999, Resource Properties XXXII, Inc. ("XXXII Inc."), Resource Properties XXXVIII, Inc. ("XXXVIII Inc."), Resource Properties XXIV, Inc. ("XXIV Inc."), 53 Inc., XL Inc., CRFI (collectively, the "Modified Borrowers"), RPI, RAI and the Bank entered into that certain Amendment to Loan Modification Agreement (the "First Amendment") pursuant to which certain terms and definition of the Loan Modification Agreement were clarified.

         D. On July 28, 1999, the Modified Borrowers repaid to Bank the total outstanding principal amount of the Loan ($18,000,000.00), and in exchange for such payment, XXIV Inc., 53 Inc., XL Inc. and CRFI were released from their respective obligations under the Loan and the Modified Collateral was released from the security for the Loan (the "July Release").

         E. On July 30, 1999, the Modified Borrowers, Resource Properties 52, Inc., a Delaware corporation ("52 Inc."), RPI, RAI and the Bank entered into that certain Second Loan Modification Agreement (the "Second Amendment"), pursuant to which the July Release was memorialized, 52 Inc. was made an additional maker under the Note, collateral owned by 52 Inc. (the "Additional Collateral") was added to the security for the Loan and the Bank advanced Ten Million Dollars ($10,000,000).

         F. On August 17, 1999, XXXII Inc., XXXVIII Inc. and 52 Inc. repaid to Bank the total outstanding principal amount of the Loan ($10,000,000.00), and in exchange for such payment, 52 Inc. was released from its obligations under the Loan and the Additional Collateral was released from the security for the Loan (the "52 Inc. Release").

         G. On August 31, 1999, XXXII Inc., XXXVIII Inc., Resource Properties II, Inc. ("RPII Inc."), 52 Inc., RPI, RAI and the Bank entered into that certain Third Amendment to Loan Modification Agreement (the "Third Amendment") pursuant to which the 52 Inc. Release was memorialized, RPII Inc. was made an additional maker under the Note, collateral owned by RPII Inc. was added to the security for the Loan and the Bank advanced to RAI the sum of Seven Million Dollars ($7,000,000).

         H. The Original Loan Agreement, as modified by the Loan Modification Agreement, the First Amendment, the Second Amendment and the Third Amendment shall be referred to in this Agreement as the "Loan Agreement."

         I. XXXII Inc., XXXVIII Inc., RPII Inc., Resource Properties 51, Inc. ("RP51 Inc."), RPI, RAI and the Bank now desire to amend and restate the Loan Agreement in order, among other things, to release XXXII Inc. from its obligations under the Loan, to release certain collateral owned by XXXII Inc. as security for the Loan, to add RP51 Inc. as a maker under the Note and to add collateral owned by RP51 Inc. as security for the Loan in accordance with the terms of this Agreement.

         NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, and further based upon and in reliance upon the representations, warranties and covenants of Obligors herein set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

1. DEFINITIONS.

         As used in this Agreement, the following terms have the following meanings (all accounting terms not specifically defined herein shall be construed in accordance with GAAP):

         1.1 "Affiliate" means any Person: (a) which directly or indirectly controls, or is controlled by, or is under common control with, an Obligor, (b) which directly or indirectly beneficially owns or holds twenty percent (20) or more of any class of voting stock of any Obligor; or (c) twenty percent (20) or more of the voting stock of which is directly or indirectly beneficially owned or held by an Obligor. The term "control" means the possession directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

         1.2 "Agreement" means this Loan Agreement, as amended, supplemented or modified from time to time.

         1.3 "Bank" means Jefferson Bank.

         1.4 "Borrowers" shall mean XXXVIII Inc., RPII Inc., RP51 Inc., RPI and RAI, except that solely for the purposes of Sections 6.2.4, 6.2.6, 6.2.9, 6.2.10, 6.2.13, 6.2.16, 6.2.17 and 6.2.18 of this Agreement, Borrowers shall not include RAI and RPI which shall be considered solely as Guarantors pursuant to
Section 1.16 of this Agreement.

         1.5 "Business Day" means any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pennsylvania. 1.6 "Code" means the Internal Revenue Code of 1986, as amended.

         1.6 "Code" means the Internal Revenue Code of 1986, as amended.

         1.7 "Collateral" shall have the meaning described in Section 3 below.

         1.8 "Consistent Basis" means, in reference to the application that the accounting principles observed in the period to are comparable in all material respects to those in the most recent preceding period.

         1.9 "Controlled Group" shall have the meaning set forth in the Code.

         1.10 "Environmental Law" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.ss. 9601-9657, as amended by the Superfund Amendments and Reauthorization Act of 1985 Pub. L. No 99-499, 100 Stat. 1613 (October 17, 1986), the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss.6901-6901i, as amended by the Superfund Amendments and Reauthorization Act of 1986 as the same may be amended from time to time, and any other presently existing or hereafter enacted or decided federal, state or local statutory o common laws relating to pollution or protection of the environment, including without limitation any common law of nuisance or trespass, and any law or regulation relating to emissions, discharges, releases or threatened release of pollutants, contaminants or chemicals or industrial, toxic or hazardous substances or wastes into the environment (including without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or otherwise relating to the manufacture, processing distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or chemicals, or industrial, toxic or hazardous substances or wastes.

         1.11 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereof.

         1.12 "ERISA Affiliate" means any trade or business (whether or not incorporated) which together with any of the Obligors would be treated as a single employer under Section 4001 of ERISA.

         1.13 "Event of Default" shall have the meaning set forth in Section 7 below.

         1.14 "Facility" means the $18,000,000 revolving credit facility.

         1.15 "GAAP" means the generally accepted accounting principles set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants, as such principles are from time to time supplemented and amended.

         1.16 "Guarantors" means RAI and RPI.

         1.17 "Hazardous Materials" means any contaminants, hazardous substances, regulated substances or hazardous wastes which may be the subject of any Environmental Law.

         1.18 "Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security agreement or preferential arrangement, charge or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the recording of any mortgage or deed of trust or the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any o the foregoing).

         1.19 "Loan Documents" shall mean this Agreement, the Amended and Restated Note, the documents listed on this Agreement (excluding those documents executed and delivered by the Released Borrowers) as supplemented by the documents set forth on Exhibit 1.19, attached hereto and all exhibits, schedules, certificates, agreements, instruments and other documents delivered, or to be delivered by the Borrowers to the Bank pursuant to or in connection with the Loan Agreement or any of the other Loan Documents.

         1.20 "Multiemployer Plan" means a Plan described in Section 4001(a)(3) of ERISA which covers employees of any of the Obligors or any ERISA Affiliate.

         1.21 "Note" means the Amended and Restated $18,000,000 Note dated as of the date hereof.

         1.22 "Obligations" means all existing and future obligations of Obligors to Bank under the Loan Documents and any renewals or replacements thereof, as well as all other indebtedness of the Obligors to Bank at any time and in any capacity incurred (direct or indirect, joint or several, absolute or contingent, matured or unmatured), and all costs and expenses incurred, including reasonable attorneys' fees, in perfecting, protecting and enforcing the Loan Documents.

         1.23 "Obligors" means the Borrowers and the Guarantors.

         1.24 "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         1.25 "Permitted Liens" shall have the meaning set forth in Section 5.8 below.

         1.26 "Person" means an individual, partnership, corporation, business trust, limited liability company, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

         1.27 "Plan" means any plan established, maintained or to which contributions have been made by any of the Obligors or any ERISA Affiliate.

         1.28 "Prohibited Transaction" means any transaction set forth in
Section 406 of ERISA or Section 4975 of the Code.

         1.29 "Reportable Event" shall have the meaning set forth in Title IV of ERISA.

         1.30 "Released Borrowers" shall mean the Original Released Borrowers, XXXII Inc., 53 Inc., XL Inc., CRF1, 52 Inc. and XXIV Inc.

         1.31 "Underlying Borrower" shall mean any borrower or obligor referenced or made a party to the Security Documents listed in Exhibit 3, attached hereto and made a part hereof.

2. THE LOAN.

         2.1 General. Subject to the terms and conditions of this Agreement, and in reliance upon the Obligors' representations and warranties contained herein, Bank agrees to lend to Borrowers at any time from time to time between the date hereof and until April 1, 2000 unless this Agreement is sooner terminated as hereinafter provided, such sum or sums of money as may be requested by Borrowers, but subject to the limitations contained in Section 2.1.1 below the aggregate of which at any one time outstanding shall not exceed EIGHTEEN MILLION and NO/100 DOLLARS ($18,000,000) (the "Facility"). Borrowers may borrow, repay and reborrow the amounts outstanding hereunder until April 1, 2000, subject to the terms and conditions contained herein.

              2.1.1 Limitations on Advances. Notwithstanding anything contained in the Note or other Loan Documents to the contrary, Bank has previously approved disbursements under the Loan of $7,000,000 and shall have no obligation to lend to Borrowers, and Borrowers shall have no right to borrow, any additional amount in excess of Three Million Five Hundred Thousand Dollars ($3,500,000.00) without the prior written consent of Bank.

         2.2 Borrowers' Loan Account. The principal indebtedness of Borrowers to Bank pursuant to the Facility shall be evidenced by the debit balance in an account on the books of Bank (the "Borrowers' Loan Account) in which will be entered: (a) as debits, all borrowings pursuant to this Section 2; (b) as credits, all principal repayments on the Note; and (c) all other appropriate debits and credits as provided by this Agreement. Bank shall render to Borrowers a monthly statement of account for the Borrowers' Loan Account, which statement shall be deemed correct and accepted by Borrowers, and conclusively binding upon Borrowers, unless Borrowers notify Bank to the contrary within forty-five (45) days of the date of the statement.

         2.3 Amended and Restated Note. Upon execution of this Agreement Borrowers shall execute and deliver to Bank the Amended and Restated Note. Bank shall apply all payments made under the Note to principal, interest, fees and expenses in such order as Bank shall determine.

         2.4 Interest on Facility. Borrowers shall pay interest to Bank on the unpaid principal balance of the Facility outstanding from time to time at a rate per annum equal to the Prime Rate (as defined in the Note), plus three-quarters of one percent (0.75%).

         2.5 Payments on Facility. All interest on the Note shall be payable monthly, in arrears, on the first day of each consecutive month commencing January 1, 2000. All interest shall be computed on the basis of actual days elapsed and a year of 360 days. All principal, costs and expenses outstanding under the Facility shall be paid in full on or before April 1, 2000 or at such earlier date as is specified herein.

         2.6 Facility Borrowing Requests. Any request for borrowing under the Facility shall be made in accordance with Bank's operating procedures, as the same may change from time to time. If Bank accepts a request for borrowing made by telephone, Bank is hereby absolutely authorized to act in reliance on such telephone request, notwithstanding that such request is not confirmed in writing. Borrowers shall indemnify and defend Bank against any claim or action brought against Bank based upon Bank's reliance on such telephone request. If at any time the amount outstanding under the Facility exceeds $18,000,000, Borrowers will immediately repay any such excess as a reduction under the Note upon demand by Bank.

         2.7 Voluntary Repayment and Prepayment. The Note may be repaid, without premium or penalty, in whole or in part at any time. Each payment made shall be applied to principal, interest, fees and expenses in such order as Bank shall determine.

         2.8 Set Off. Bank is hereby authorized at any time and from time to time, without notice to Obligors (any such notice being expressly waived by Obligors), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Bank to or for the credit or the account of any of the Obligors against any and all of the Obligations of the Obligors now or hereafter existing, irrespective of whether or not Bank shall have made any demand for payment The rights of Bank under this Section 2.8 are in addition to other rights and remedies including, without limitation, other rights of setoff) which Bank may have.

         2.9 Charging of Interest and Fees. Borrowers hereby authorize Bank to charge such accounts as any of the Borrowers may maintain with Bank for all payments due under this Agreement as and when the same become due.

         2.10 Default Rate. During the period of time when an Event of Default exists hereunder or if the obligations under any of the Loan Documents are accelerated for any reason whatsoever, then all outstanding Obligations shall thereafter continue to accrue interest at the rate per annum which shall be three percent (3) per annum greater than the rate of interest which would otherwise be applicable, notwithstanding the entry of any judgment with respect to the Obligations.

         2.11 Miscellaneous.

              2.11.1 All payments to be made by Borrowers under or in connection with the Facility shall be made to Bank in immediately available funds, without set-off, counterclaim, deduction or withholding, at the offices of Bank or at such other place as may be directed by Bank.

              2.11.2 Whenever any payment to be made by Borrowers under or in connection with the Facility is stated to be due on a day that is not a Business Day, such payment shall be made on the next day that is a Business Day, and such extension of time shall be involved in the computation of interest due from Borrowers.

              2.11.3 If at any time any payment made by Borrowers under or in connection with the Facility is rescinded or must otherwise be returned by Bank for any reason, including but not limited to the insolvency, bankruptcy or reorganization of any of the Borrowers, the security interest and liens granted to Bank and the rights of Bank shall be reinstated as though payment had not been made.

              2.11.4 If any payment to be made by Borrowers under or in connection with the Facility is not paid on or before the fifth calendar day after the due date thereof, then in addition to and not in limitation of any other rights or remedies available to Bank, Bank may impose a late charge of the greater of $100.00 or five percent (5%) Of the amount due on the due date.

              2.11.5 Bank agrees that by the execution of this Agreement that XXXII Inc. is hereby released from its obligations under the Loan and the other Loan Documents to which it was a party and shall have no further liability under the Note or other documents in connection with the Loan to which it was a party.

              2.11.6 XXXII Inc., by execution of this Agreement on behalf of itself, its successors and assigns, does hereby unconditionally and irrevocably release, acquit, and forever discharge Bank, its successors, assigns and its past, present and future shareholders, officers, directors, agents and employees of and from all manner of action, suits, claims, demands or liabilities whether presently known or unknown relating to the Note and other Loan Documents.

3. SECURITY FOR THE OBLIGATIONS.

         As security for all of the Obligations, Obligors have executed and delivered to Bank the documents described on Exhibit "3" attached hereto (excluding those documents executed and delivered by the Released Borrowers), granting to Bank a first lien and security interest in certain of the Obligors assets, as described therein (the "Collateral"). Obligors hereby agree to execute and deliver such assignments, security agreements, financing statements and other documentation as may be reasonably requested by Bank at any time to assure the protection, perfection and enforcement of the Collateral.

         The security previously delivered to Bank from XXXII, Inc. is hereby released as collateral for the Loan.

4. CONDITIONS PRECEDENT.

         The obligation of Bank to make the Facility available to Borrowers is subject to the following conditions precedent:

         4.1 Commitment Fee. In consideration of Bank's commitment to make the Facility available and to extend the maturity date of the Facility, Borrower has paid to Bank commitment fees of $180,000 as of March 12, 1998 and $90,000 as of January 29, 1999. In order to compensate Bank for reserving the proceeds of the Facility in the future for use by Borrowers, Borrowers shall pay to Bank on January 1, 2000 an amount equal to .125% of the difference between $18,000,000 and the average daily balance of the principal balance of the Loan outstanding between October 1, 1999 and December 31, 1999; and on April 1, 2000 an amount equal to .125% of the difference between $18,000,000 and the average daily balance of the Loan outstanding between January 1, 2000 and March 31, 2000.

              4.1.1 Documents Delivered upon Execution of Agreement. On or before the date hereof, Obligors have delivered or shall execute and deliver to Bank as of the date hereof, or shall cause to be executed and delivered, the documents described on Exhibit "4" attached hereto.

         4.2 Requirements for Disbursements. Upon execution of this Agreement, and at the time of each subsequent disbursement:

              4.2.1 The representations and warranties made by Obligors in this Agreement and the other Loan Documents shall be true and correct on and as of the date of funding, with the same effect as though made on and as of that date.

              4.2.2 No Event of Default shall have occurred and be continuing, and no event shall have occurred and be continuing that, with the giving of notice or passage of time or both, could become such an Event of Default.

              4.2.3 Obligors shall have delivered to Bank such additional instruments or documents and such additional approvals as Bank may request under the terms of this Agreement or the other Loan Documents or otherwise.

         4.3 Legal Matters. On the date hereof, and on the date of each subsequent disbursement, all legal matters incidental to this Agreement and any disbursement hereunder shall be reasonably satisfactory to counsel for Bank.

5. REPRESENTATIONS AND WARRANTIES.

         To induce Bank to enter into this Agreement and the Loan Documents, Obligors represent and warrant to Bank as follows:

         5.1 Obligors are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware; Obligors have the lawful power to own their assets and to engage in the businesses they conduct, and Obligors are duly qualified and in good standing as foreign corporations in all jurisdictions wherein the nature of the businesses transacted by the Obligors or property owned by the Obligors makes such qualification necessary.

         5.2 The execution, delivery and performance by the Obligors of the Loan Documents has been duly authorized by all necessary action and does not and will not: (a) require any consent or approval of the directors or shareholders of any Obligor which has not been obtained; (b) contravene any Obligor's Certificate of Incorporation or By-Laws; (c) violate any provision of any law, rule, regulation (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to any of the Obligors; (d) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Obligor is a party or by which any Obligor or its properties may be bound or affected; (e) result in, or require the creation or imposition of, any Lien upon or with respect to any of the properties now owned or hereafter acquired by any Obligor except as contemplated by this Agreement; or (f) cause any Obligor to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

         5.3 There does not exist any default or violation by any Obligor of or under any of the terms, conditions or obligations of: (a) such Obligor's organizational documents; (b) any indenture, mortgage, deed of trust, franchise, permit, contract, agreement or other instrument to which such Obligor is a party or by which such Obligor is bound; or (c) any law, regulation, ruling, order injunction, degree, condition or other requirement applicable to or imposed upon such Obligor by any law or by any governmental authority, court or agency.

         5.4 Obligors have the power and authority to enter into and perform all actions required to be performed by the Obligors under the Loan Documents and to incur the obligations herein and therein provided for, and has taken all proper and necessary action to authorize the execution, delivery and performance of the Loan Documents.

         5.5 The Loan Documents when delivered will be valid, binding and enforceable against the Obligors in accordance with their respective terms.

         5.6 There are no material suits, judgments, proceedings or items of litigation pending or, to the knowledge of any of the Obligors, threatened against any of the Obligors. For the purposes of this Section, material litigation shall denote actions seeking judgment for or damages in an amount greater than $2,000.

         5.7 Obligors have satisfied all judgments and Obligors are not in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court, arbitrator or federal, state, municipal or other governmental authority, commission, board, bureau, agency or instrumentality, domestic or foreign.

         5.8 Borrowers are the owners, free and clear, of all of their assets, real and personal including but not limited to leasehold interests, and there are no Liens, security interests or other encumbrances outstanding against any of these assets except for Permitted Liens. For the purposes hereof, "Permitted Liens" means:

              5.8.1 Liens for taxes, assessments or similar charges not yet due and payable or still subject to payment without interest or penalty;

              5.8.2 Pledges or deposits-made or letters of credit established to secure payment of workers' compensation, or to participate in any fund in connection with workers' compensation, unemployment insurance old-age pensions or other social security;

              5.8.3 Good faith deposits in connection with tenders, contracts or leases, deposits to secure statutory obligations of any kind and deposits to secure or in lieu of surety, penalty or appeal bonds;

              5.8.4 Encumbrances consisting of zoning restrictions, easements, restrictions on the use of real property or minor irregularities in the title thereto, none of which materially impairs the use of such property by Borrowers in the operation of their businesses;

              5.8.5 The following, if the validity or amount thereof is being contested in good faith and by appropriate and lawful proceedings as long as levy and execution thereon can not be made or have been stayed and continue to be stayed, and they do not in the aggregate materially detract from the aggregate value of the property of Borrowers or materially impair the use thereof in the operation of Borrowers' businesses: (a) claims or liens for taxes, assessments or charges due and payable and subject to interest or penalty; (b) claims, liens and encumbrances upon, and defects of title to, real or personal property; and (c) claims or liens of mechanics, materialmen, warehousemen, carriers or other like liens, or deposits to obtain the release of such liens;

              5.8.6 Up to an aggregate of $25,000: (a) statutory landlords' liens (imposed by law) attaching to property of any of the Borrowers located in facilities leased by a Borrower after the date hereof, with respect to which the Borrower has timely requested and is diligently seeking a waiver in form satisfactory to Bank; and (b) purchase money liens;

              5.8.7 Liens created pursuant to the terms of the Loan Documents and other liens in favor of Bank created on or before the date hereof; and

              5.8.8 Liens in existence on the date hereof as set forth on Schedule "5.8.8" attached hereto.

         5.9 Obligors have filed all federal, state and local tax returns and other reports Obligors are required by law to file prior to the date hereof, and have paid all taxes, assessments and other governmental charges that are due and payable prior to the date hereof and have reserved funds or made adequate provision for the payment of such taxes, assessments and the charges accruing but not yet payable. Obligors have no knowledge of any deficiency or additional assessment in a materially important amount in connection with any taxes assessments or charges.

         5.10 To the best of their knowledge, Obligors have complied with all applicable statutes and regulations of the United States and all states, counties, municipalities and agencies thereof where non-compliance would have a materially adverse affect on the business of any of the Obligors with respect to: (a) any restrictions, specifications or other requirements pertaining to products which any Obligor sells; (b) the conduct of the Obligors' business operations; or (c) the use, maintenance and operation of the real and personal properties owned or leased by any of the Obligors in the operation of their businesses.

         5.11 Obligors acknowledge that Obligors have previously delivered to Bank accurate information regarding the Obligors' authorized capital stock All issued shares are validly issued, fully paid and non-assessable. There are no outstanding options, warrants, commitments or demands of any character relating to the capital stock of the Obligors now outstanding.

         5.12 Borrowers have no subsidiaries, and in the five (5) years preceding the date hereof have used no trade names or other fictitious names, except as previously disclosed in writing to Bank and Bank's counsel.

         5.13 To the best of the knowledge of the Obligors, no real property owned or leased by any of the Obligors or on which any of the Obligors has a lien or security interest is in violation of any Environmental Laws, no Hazardous Materials are present on said real property and none of the Obligors has been identified in any litigation, administrative proceedings or investigation as a responsible party for any liability under any Environmental Laws.

         5.14 No consent, approval or authorization of, or filing, registration or qualification with, any governmental authority or approval of directors or shareholders is required to be obtained by any of the Obligors in connection with the execution and delivery of this Agreement, o the undertaking or performance of the Obligors' obligations hereunder and under the other Loan Documents.

         5.15 A schedule of all existing indebtedness for money borrowed by any of the Obligors, whether or not secured by any security agreement or mortgage, is attached hereto as Schedule "5.15".

         5.16 All financial statements of Obligors delivered to Bank are true, complete and accurate in all material respects and fairly present the financial condition, assets and liabilities, whether accrued, absolute, contingent or otherwise, and the results of the Obligors' operations for the periods specified therein. The Obligors' financial statements have been prepared in accordance with GAAP applied on a Consistent Basis from period to period subject in the case of interim statements to normal year end adjustments. Since the date of the latest financial statements provided to Bank, none of the Obligors has suffered any damage, destruction or loss, and no event or condition has occurred or exists, which has resulted or could result in a material adverse change in its business, assets, operations, financial condition or results of operation.

         5.17 Obligors own or are licensed to use all patents, patent rights, trademarks, trade names, service marks, copyrights, intellectual property, technology, know-how and processes necessary for the conduct of their businesses as currently conducted that are material to the condition (financial or otherwise), business or operations of any of the Obligors.

         5.18 No part of the proceeds of the Facility will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors.

         5.19 As of the date hereof and after giving effect to the transactions contemplated by the Loan Documents: (a) the aggregate value of each Obligor's assets will exceed its liabilities (including contingent, subordinated, unmatured and unliquidated liabilities); (b) each Obligor will have sufficient cash flow, as determined in accordance with GAAP, to enable it to pay its debts as they mature; and (c) no Obligor will have unreasonably small capital for the business in which it is engaged.

         5.20 None of the Obligors is in default with respect to any of its existing indebtedness nor has any event occurred or condition arisen which upon the lapse of time, giving of notice or both would constitute an event of default under any existing agreement relating to borrowed money.

         5.21 Obligors, an to the best of the knowledge and belief of the Obligors, all other parties to all leases, contracts and other commitments to which any of the Obligors is a party, have complied with the provisions of such leases, contracts and other commitments and no party is in default thereunder, except for contract disputes in the ordinary course of business, none of which would individually, or in the aggregate, even if determined in the manner most adverse to the interests of any of the Obligors, result in a material adverse change in the operations, financial condition, property or business of any of the Obligors, or its ability to meet its obligations to Bank.

         5.22 To the best of Obligors' knowledge, Obligors possess all licenses, permits, franchises, patents, copyrights, trademarks and tradenames, or rights thereto, to conduct their businesses substantially as now conducted and as presently proposed to be conducted, and Obligors are not in violation of any valid rights of others with respect to any of the foregoing.

         5.23 Obligors only places of business are described on Schedule "5.23" attached hereto.

         5.24 Obligors are in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan; no notice of intent to terminate a Plan has been filed, nor has any Plan been terminated; no circumstances exist which constitute grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administrate a Plan, nor has the PBGC instituted any such proceedings; neither any of the Obligors nor any ERISA Affiliate has completely or partially withdrawn under Sections 4201 or 4204 of ERISA from a Multiemployer Plan; Obligors and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to all of their Plans and the present fair market value of all Plan assets exceeds the present value of all vested benefits under each Plan, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA and the regulations thereunder for calculating the potential liability of Obligors or any ERISA Affiliate to PBGC or the Plan under Title IV of ERISA; and neither any of the Obligors nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA.

         5.25 Obligors are in compliance in all material respects with all applicable provisions of the Occupational Safety Hazard Act, 29 U.S. ss.651 et seq.

         5.26 Borrowers are not guarantors or sureties of, or otherwise responsible in any manner with respect to, any undertaking of any other Person. Borrowers are not engaged in any joint venture or partnership with any other Person.

         5.27 As of the date hereof, each of the Obligors is in sufficient liquid working capital reserves with which to meet its current obligations and the current portion of its long-term obligations.

         5.28 No representation or warranty made by any of the Obligors contained herein or in any certificate or other document furnished by any of the Obligors pursuant hereto contains any untrue statement of material fact or omits to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made.

         5.29 Obligors represent and warrant as of the date hereof that there are no outstanding or uncured defaults of any Underlying Borrower with respect to any terms or conditions of the Security Documents or any indenture, mortgage, deed of trust, franchise, permit, contract or agreement under which any Underlying Borrower is indebted to the Obligors, nor has any event occurred or condition arisen which upon the lapse of time or giving of notice or both would constitute an event of default under any such document.

         5.30 Each Borrower, other than RAI, RPI and RP51 Inc., represents and warrants that: (i) its sole asset is the Collateral, and (ii) it has no material liabilities other than its liabilities to Bank.

         5.31 Each Borrower, other than RAI and RPI, represents and warrants that: (i) the pledge of the Collateral to Bank is not for the purpose of defrauding its creditors, (ii) it has no default on any Mortgage, and (iii) it does not commingle its assets with RPI or RAI, conducts business solely in its name and provides, and will continue to provide, for its own expenses and liabilities from its own funds.

         5.32 Each Obligor warrants that it is solvent on the date hereof.

         5.33 All of the representations and warranties set forth in this
Section 5 shall survive until all Obligations of Obligors to Bank are satisfied in full.

6. OBLIGORS' COVENANTS.

         Obligors hereby covenant and agree with Bank that, as long as any of the Obligations remain unsatisfied, Obligors will comply with the following covenants:

         6.1 Affirmative Covenants.

              6.1.1 RPI shall furnish Bank, within ninety (90) days after the end of each fiscal year, commencing with the fiscal year ended September 30, 1998 (a) a statement of cash flow for such fiscal year; (b) a profit and loss statement for such fiscal year; (c) a balance sheet as of the end of such fiscal year; all in reasonable detail, including all supporting schedules and comments, and certified by Rip's chief financial officer (as applicable) to have been prepared in accordance with GAAP applied on a Consistent Basis by RPI, except for any inconsistencies explained in such certificate.

              6.1.2 Each Borrower shall furnish Bank, within ninety (90) days after the end of each calendar year, commencing with the year ended December 30 1998, a rent roll, profit and loss statement (if available and statement of cash flow for the underlying property securing the obligations of such Borrower to Bank in form and substance satisfactory to Bank.

              6.1.3 Except as provided in Section 6.1.4 below, RAI shall furnish to Bank, within forty-five (45) days after the close of each fiscal quarter commencing with the quarter ended December 31, 1999: (a) a statement of cash flow for such fiscal quarter; (b) a profit and loss statement for such fiscal quarter; (c) a balance sheet as of the end of such quarter; all in reasonable detail, including all supporting schedules and comments, and certified by RAI's chief financial officer to have been prepared in accordance with GAAP applied on a Consistent Basis by RAI, except for any inconsistencies explained in such certificate; the statements and balance sheet are to be audited by an independent certified public accounting firm of recognized standing selected by RAI and reasonably acceptable to Bank, and certified by such accountants on an unqualified basis to have been prepared in accordance with GAAP applied on a Consistent Basis, except for any inconsistencies explained in such certificate; and any management letters received by RAI from such accounting firm.

              6.1.4 RAI shall furnish to Bank, within ninety (90) days after the close of each fiscal year commencing with the fiscal year ended September 30, 1999: (a) a statement of cash flow for such fiscal year; (b) a profit and loss statement for such fiscal year; (c) a balance sheet as of the end of such fiscal year; all in reasonable detail, including all supporting schedules and comments, and certified by RAI's chief financial officer to have been prepared in accordance with GAAP applied on a Consistent Basis by RAI, except for any inconsistencies explained in such certificate; the statements and balance sheet are to be audited by an independent certified public accounting firm of recognized standing selected by RAI and reasonably acceptable to Bank, and certified by such accountants on an unqualified basis to have been prepared in accordance with GAAP applied on a Consistent Basis, except for any inconsistencies explained in such certificate; and any management letters received by RAI from such accounting firm. Bank shall have the right, from time to time, to discuss the Obligors' affairs directly with the Obligors' independent certified public accountants after notice to the Obligors and opportunity of Obligors to be present at any such discussions.

              6.1.5 At such times as may be requested by Bank, Obligors shall furnish to Bank such other financial information as may be reasonably requested, in form and substance reasonably acceptable to Bank.

              6.1.6 Obligors shall provide Bank with copies of all tax returns filed by Obligors no later than thirty (30) days after the tax returns are filed.

              6.1.7 Obligors shall maintain their inventory, equipment, real estate and other properties in good condition and repair (normal wear and tear excepted), and will pay and discharge or cause to be paid and discharged when due the cost of repairs to or maintenance of the same and will pay or cause to be paid all rental or mortgage payments due on such real estate. Obligors hereby agree that, in the event Obligors fail to pay or cause to be paid any such payment, Bank may do so and any amounts expended by Bank shall be paid by Obligors upon demand, and until paid shall be added to the principal amount of the Note.

              6.1.8 Obligors shall maintain, or cause to be maintained, "all risk" insurance, covering all of Obligors' insurable properties, including but not limited to comprehensive general public liability insurance, property insurance, casualty insurance, hazard insurance, worker's compensation insurance, products liability insurance, business interruption insurance, and fire (and flood, if applicable) and extended coverage insurance and vandalism and malicious mischief insurance on all assets owned by Obligors, in an amount not less than the greater of eighty percent (80) of the insurable value of Obligors' assets or the outstanding balance of the Note, and with such insurers and policies as may be reasonably satisfactory to Bank. Bank shall be named as lender loss payee on all insurance policies. Premiums on all insurance policies shall be prepaid for at least three (3) months and renewals made and premiums paid at least thirty (30) days prior to expiration. Such policies shall contain a provision for payment of all losses to Bank as loss payee and further provide that they cannot be canceled or materially changed except after thirty (30) days prior written notice to Bank. Such policies must provide that the insurance, solely as to the interest therein of Bank, shall not be impaired or invalidated by any act or neglect of Obligors. Upon request Obligors will furnish to Bank the original policy or a copy of the endorsement which amends the policy to include Bank as loss payee Obligors will furnish to Bank annual proof of such insurance and such other evidence of insurance as Bank may require Obligors hereby agree that, in the event Obligors fail to pay or cause to be paid the premium on any such insurance, Bank may do so and any amounts expended by Bank shall be paid by Obligors upon demand, and until paid shall be added to the principal amount of the Note.

              6.1.9 Obligors shall pay or cause to be paid when due all taxes, assessments and charges or levies imposed upon Obligors or on any of the property of any of the Obligors or which Obligors are required to withhold and pay over, except where contested in good faith by appropriate proceedings with adequate reserves therefor having been set aside on Obligors' books; provided that Obligors shall pay or cause to be paid all such taxes, assessments, charges or levies forthwith whenever foreclosure on any lien that attaches (or security therefor) appears imminent.

              6.1.10 Obligors shall keep adequate records and books of account, in which complete entries will be made in accordance with GAAP applied on a Consistent Basis, reflecting all financial transactions of Obligors.

              6.1.11 Obligors shall, when requested so to do, make available for inspection by duly authorized representatives of Bank Obligors' books and records, and will furnish Bank any reasonable information regarding Obligors' business affairs and financial condition within a reasonable time after request therefor. Obligors shall pay all reasonable costs and expenses in connection with such review, inspection and audit. Any such amounts expended by Bank shall be paid by Obligors upon demand, and until paid shall be added to the principal amount of the Note.

              6.1.12 Obligors shall take all necessary steps to preserve their corporate existence and good standing in Delaware, and qualify and remain qualified as foreign corporations in each jurisdiction in which failure to be so qualified could have a material adverse effect on any of the Obligors, and shall comply with all present and future laws, rules, regulations and orders applicable to Obligors in the operation of their businesses, and all material agreements to which any of the Obligors is subject.

              6.1.13 Obligors shall give prompt notice to Bank of: (a) any litigation in which any of the Obligors is a party if an adverse decision therein would require any of the Obligors to pay more than $25,000 or deliver assets the value of which exceeds such sum (unless the claim is covered by insurance); (b) the institution of any other suit or any administrative proceeding involving any of the Obligors that might materially and adversely affect such Obligor's operations, financial condition, property or business; or
(c) the entry of any judgment or lien against any Obligor's property.

              6.1.14 Obligors shall furnish to Bank promptly after the filing or receiving thereof, copies of all reports, including annual reports, and notices which Obligors file with or receive from the PBGC or the United States Department of Labor under ERISA; and as soon as possible and in any event within five (5) days after any of the Obligors knows that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or any of the Obligors has instituted or will institute proceedings under Title I of ERISA to terminate any Plan, Obligors will deliver to Bank a certificate of the chief financial officer of each of the Obligors setting forth details as to such Reportable Event or Prohibited Transaction or Plan termination and the action Obligors propose to take with respect thereto.

              6.1.15 Obligors shall maintain and cause each member of any Controlled Group to maintain such bonding as is required by Section 412 of ERISA.

              6.1.16 Obligors shall notify Bank immediately if any of the Obligors becomes aware of the occurrence of any Event of Default or of any fact, condition or event that, with the giving of notice or passage of time, or both, could become an Event of Default, or of the failure of Obligors to observe any of their undertakings hereunder.

              6.1.17 Obligors shall notify Bank at least thirty (30) days in advance of any change in the location of any of Obligors' places of business or of the establishment of any new, or the discontinuance of any existing, place of business.

              6.1.18 Obligors shall pay when due all indebtedness to third Persons for money borrowed, or indebtedness which is secured by any personal or real property of Obligors unless being actively contested in good faith by appropriate proceedings, provided that Obligors shall pay all such indebtedness at any time when there shall exist or come into existence a threat of imminent foreclosure upon, attachment of, levy upon or judgment against any of the Obligors or their assets. If default be made by Obligors in the payment of any interest. or principal (or installment thereof) of any such indebtedness, Bank shall have the right, in its to pay such interest or principal for Obligors' account if Bank reasonably believes failure to pay such interest or principal will result in the acceleration of indebtedness in an amount the payment of which would have a material adverse effect on the operations, financial condition, property or business of Obligors or Obligors' to meet their obligations to Bank. Any amounts expended by Bank shall be paid by Obligors upon demand, and until paid shall be added to the principal amount of the Note.

              6.1.19 Obligors shall, as long as there is any amount outstanding from any of the Obligors to Bank, maintain Bank as their primary bank of account.

              6.1.20 Borrowers shall give Bank notice promptly upon any of the borrowers opening any new bank accounts with institutions other than Bank.

              6.1.21 Within ten (10) business days after the date of this Agreement Borrowers shall provide to Bank title endorsements and "bringdowns" for all properties on which Borrowers hold mortgages, which mortgages have been assigned to Bank as collateral for the Obligations. 6.1.22 Obligors shall notify Bank immediately if any of the Obligors become aware that:

                   (i) any Underlying Borrower: (a) has applied for or consent to the appointment of a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property; (b) is generally unable to pay its debts as such debts become due; (c) has made a general assignment for the benefit of its creditors; (d) has commenced a voluntary case under the Bankruptcy Code (as now or hereafter in effect); (e) has filed a petition seeking to take advantage of any other law providing for the relief of debtors;
(f) has failed to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in any involuntary case under the Bankruptcy Code; or (g) has taken any corporate action for the purpose of effecting any of the foregoing.

                   (ii) a proceeding or case has been commenced against any of the Underlying Borrowers without the application or consent of the effected Underlying Borrowers in any court of competent jurisdiction, seeking: (a) its liquidation, reorganization, dissolution, winding-up or a composition or readjustment of its debts; (b) the appointment of a trustee, receiver, custodian, liquidator or the like for it or for all or any substantial part of its assets; or (c) similar relief in respect of it under any law providing for the relief of debtors; and such proceeding or case shall continue undismissed or unstayed and in effect for a period of sixty (60) days; or (d) an order for relief against any of the Underlying Borrowers shall be entered in an involuntary case under the Bankruptcy Code.

         6.2 Negative Covenants. Obligors agree that Obligors will not take any action (or inaction) or allow the occurrence of any event described in this
Section 6.2 without the prior written consent of Bank:

              6.2.1 None of the Obligors shall change its name, enter into any merger, consolidation, reorganization or recapitalization, make any substantial investment in or acquire a substantial portion of the capital stock (or an interest therein) of any other corporation o business entity, whether by purchase or contribution of capital as an incorporator or otherwise, or reclassify its capital stock.

              6.2.2 None of the Obligors shall make or permit any material change in the nature of its business as carried on as of the date hereof.

              6.2.3 None of the Obligors shall, except in the ordinary course of business, sell, transfer, lease or otherwise dispose of, in any fiscal year, any now owned or hereafter acquired assets which have an aggregate book value exceeding $25,000, except in connection with a replacement by liquid assets or by the same or comparable items by purchase or lease.

              6.2.4 None of the Borrowers shall incur, create, assume or permit to exist any debts except: (a) the Facility; (b) existing indebtedness cited on Schedule "5.15"; (c) trade indebtedness incurred in the ordinary course of business; or (d) indebtedness for taxes which shall be paid pursuant to Section
6.1.9 above.

              6.2.5 Neither of the Guarantors shall incur, create, assume or permit to exist any debts except: (a) the Facility; (b) existing indebtedness cited on Schedule "5.15"; (c) trade indebtedness incurred in the ordinary course of business; or (d) indebtedness for taxes which shall be paid pursuant to
Section 6.1.9 above, if such debts are incurred in a transaction which would materially adversely affect the net worth of the Guarantor.

              6.2.6 Borrowers shall not, except for Permitted Liens, mortgage, pledge, grant, encumber or permit to exist a mortgage or security interest in or Lien upon any of their assets of any kind, real or personal, tangible or intangible, now owned or hereafter acquired, including but not limited to marketable securities and investments.

              6.2.7 Neither of the Guarantors shall, except for Permitted Liens, mortgage, pledge, grant, encumber or permit to exist a mortgage or security interest in or Lien upon any of their assets of any kind, real or personal, tangible or intangible, now owned or hereafter acquired, including but not limited to marketable securities and investments, except in connection with transactions which do not materially adversely affect the net worth of the Guarantor.

              6.2.8 Obligors shall not create, incur, assume or suffer to exist any obligation as lessee for the rental or hire of any real or personal property, other than in the ordinary course of business.

              6.2.9 Borrowers shall not enter into any lease of real property, or renew or extend the term of any lease of real property, without first delivering to Bank an executed landlord's waiver in form and substance satisfactory to Bank.

              6.2.10 Borrowers shall not become liable, directly or indirectly, as guarantor, surety, endorser (other than for collection or deposit in the ordinary course of business) or otherwise for any obligation of any Person, except liability to Bank incurred on or before the date hereof.

              6.2.11 Neither of the Guarantors shall become liable, directly or indirectly, as guarantor, surety, endorser (other than for collection or deposit in the ordinary course of business) or otherwise for any obligation of any Person, except for liabilities for debts of entities of which one of the Guarantors has at least ninety percent (90%) control, or liability to Bank incurred on or before the date hereof.

              6.2.12 RAI shall not do any of the following: (a) declare or pay any dividends or make any other distributions in respect of its capital stock in excess of fifty percent (50) of the income of RAI in the prior fiscal year; (b) purchase, redeem, retire or otherwise acquire or make any distribution of assets to its shareholders as such whether in cash, assets or obligations of RAI; (c) allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption or retirement of, any shares of its capital stock; or (d) make any other distribution by reduction of capital.

              6.2.13 None of the Borrowers shall establish or acquire any subsidiary.

              6.2.14 Obligors shall not enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of Obligors' business and upon fair and reasonable terms no less favorable to Obligors than would obtain in a comparable arm's length transaction with a Person not an Affiliate.

              6.2.15 Obligors shall not use, generate, treat, store, dispose of or otherwise introduce any Hazardous Materials into or on any real property owned or leased by any of the Obligors, or cause, suffer, allow or permit anyone else to do so, except in an environmentally safe manner through methods which have been approved by and meet all of the standards of the Federal Environmental Protection Agency and any other federal, state or local agency with authority to enforce Environmental Laws. Obligors irrevocably agree to indemnify, reimburse, defend and hold harmless Bank and its directors, officers, agents and employees for, from and against all demands, liabilities, damages, costs, claims, suits, actions, legal or administrative proceedings, interest, losses, expenses and reasonable attorney's fees (including any such fees and expenses incurred in enforcing this indemnity), whether or not suit is ever instituted, asserted against, imposed on or incurred by Bank or its directors, officers, agents and employees, directly or indirectly, pursuant to or in connection with the application of any Environmental Law to acts or omissions occurring at any time on or in connection with any real estate owned or leased by Obligors or in which any of the Obligors has a lien or security interest, or any business conducted thereon.

              6.2.16 Borrowers shall not, except as permitted for prepayments to Bank, prepay any subordinated indebtedness, indebtedness for borrowed money or indebtedness secured by any of the assets any of the Borrowers, or enter into or modify any agreement as a result of which the terms of payment of any of the foregoing indebtedness are waived or modified.

              6.2.17 Borrowers shall not make any loan or advance to any Person, or make any investment, except in the ordinary course of business as being conducted on the date hereof.

              6.2.18 Borrowers shall-not provide to anyone other than Bank a covenant by which any of the Borrowers agrees not to mortgage, pledge, grant or permit to exist a security interest in or lien upon any of its assets of any kind, real or personal, tangible or intangible now owned or hereafter acquired.

              6.2.19 Obligors shall not furnish Bank any certificate or other document that will contain any untrue statement of material fact or a statement of a material fact which is misleading in light of the circumstances under which it was furnished.

              6.2.20 Obligors shall not approve, participate in or affirm in any manner, without first obtaining the Bank's prior written consent, such consent to be withheld at the Bank's absolute and sole discretion: (a) any reorganization, liquidation dissolution, winding-up or composition or readjustment of debts of any Underlying Borrower; (b) any appointment of a trustee, receiver, custodian, liquidator or the like for any Underlying Borrower or for all or any substantial part of its assets; or (c) any similar relief in respect of any Underlying Borrower under any law providing for the relief of debtors.

7. DEFAULT.

         7.1 Event of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

              7.1.1 Obligors shall fail to pay within five (5) days after notice by Bank to Obligors of nonpayment of any principal, interest or other amount of money payable under the Note or otherwise hereunder or under any of the Loan Documents, however Bank shall only be required to give notice of such nonpayment two (2) times in any twelve (12) month period, after which no notice shall be required, and there shall be an Event of Default if any such payment is not made on the due date therefor.

              7.1.2 Any of the Obligors shall fail to observe or perform or abide by any other covenant, warranty, agreement or provision of the Loan Documents, and such failure shall continue for ten (10) days after notice by Bank to Obligors of the failure, or, if such failure can not be cured within such ten (10) day period, a cure has been commenced and is being diligently pursued, but the failure is not cured within twenty (20) days after Bank gives notice to Obligors of its occurrence.

              7.1.3 There shall be a default or an event of default (other than a default or an event of default caused by Bank) under any agreement other than the Loan Documents now existing or hereafter executed between any of the Obligors and Bank, subject to any applicable provisions requiring notice or any applicable grace periods.

              7.1.4 Any financial statement, representation, warranty, statement or certificate made or furnished by any of the Obligors to Bank in connection with the Loan Documents or as an inducement to Bank to enter into the Loan Documents shall be materially false, incorrect or incomplete when made.

              7.1.5 Except as provided in Sections 7.1.1, 7.1.2 and 7.1.3, any of the Obligors shall: (a) fail to pay any indebtedness for borrowed money or any interest or premium thereon, when due or within any applicable grace period (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or (b) fail to perform or observe any term, covenant or condition on Obligors' part to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed; if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration after the giving of notice or passage of time, or both, of the maturity of any indebtedness, unless such failure to perform or observe shall be waived by the holder of such indebtedness, or unless the indebtedness is being contested in good faith by appropriate proceedings; or any indebtedness shall be declared to be due and payable, or required to be completely or substantially completely prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof. For purposes of this Section 7.1.5, the term "indebtedness" means indebtedness which exceeds $25,000.

              7.1.6 Any of the Obligors shall: (a) applies for or consent to the appointment of a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property; (b) is generally unable to pay its debts as such debts become due; (c) make a general assignment for the benefit of its creditors; (d) commences a voluntary case under the Bankruptcy Code (as now or hereafter in effect); (e) files a petition seeking to take advantage of any other law providing for the relief of debtors; (f) fails to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it 14 any involuntary case under the Bankruptcy Code; or (g) takes any orate action for the purpose of effecting any of the foregoing.

              7.1.7 Proceeding or case shall be commenced against any of the underlying Borrowers without the application or consent of the effected underlying Borrowers in any court of competent jurisdiction, seeking: (a) its liquidation, reorganization, dissolution, winding-up or a composition or readjustment of its debts; (b) the appointment of a trustee, receiver, custodian, liquidator or the like for it or for all or any substantial part of its assets; or (c) similar relief in respect of it under any law providing for the relief of debtors; and such proceeding or case shall continue undismissed or unstayed and in effect for a period of sixty (60) days; or an order for relief against any of the underlying Borrowers shall be entered in an involuntary case under the Bankruptcy Code.

              7.1.8 The forfeiture proceeding, execution or attachment against any collateral securing the obligations of any Obligor to Bank, or any of the underlying collateral.

              7.1.9 A material adverse change in the operations, financial condition, property or business of any of the Obligors, as determined by Bank in its reasonable discretion, shall occur.

              7.1.10 The dissolution, liquidation or other termination of any of the Obligors.

              7.1.11 One or more judgments, decrees or orders for the payment of money in excess of $25,000 in the aggregate shall be rendered against any of the Obligors and such judgments, decrees or orders shall continue unsatisfied and in effect for a period of: (a) ten (10) consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal, if not covered by insurance; or (b) thirty (30) consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal, if covered by insurance.

              7.1.12 Any of the following events occur or exist with respect to any of the Obligors or any ERISA Affiliate: (a) any Prohibited Transaction involving any Plan; (b) any Reportable Event with respect to any Plan; (c) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (d) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings;
(e) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency or termination of any Multiemployer Plan, and in each case above, such event or condition, together with all other events or conditions, if any, could in the opinion of Bank subject any of the Obligors to any tax, penalty or other liability to a Plan, a Multiemployer Plan, the PBGC or otherwise (or any combination thereof) which in the reasonable determination of Bank may have a material adverse effect on the financial condition, properties, operations or business of any of the Obligors.

              7.1.13 There shall be an occurrence of an event of default under any lease of real property where any of the Obligors is the tenant, and the landlord distrains or levies or liens or exercises other rights with respect to any property of any of the Obligors.

              7.1.14 The validity or enforceability of the Loan Documents shall be contested by any of the Obligors or any of the Obligors shall deny that it has any or further liability or obligation thereunder.

              7.1.15 Any change in ownership of RPI or any of the Borrowers.

              7.1.16 There shall be an event of default as described in Section 10 below.

         7.2 Remedies.

              7.2.1 Upon the occurrence of any Event of Default, at Bank's option, all obligations on the part of Bank to make the loans to Borrowers under the Facility, or to make any further disbursements hereunder, shall cease and terminate, and the balance of the principal of and all accrued interest upon the Note and all other indebtedness of any of the Obligors to Bank now or hereafter incurred shall become immediately due and payable without demand or presentation of any kind. Thereupon, Bank shall have such additional rights and remedies as are contained in the Loan Documents and otherwise under applicable law, and all such rights and remedies shall be cumulative.

              7.2.2 The remedies provided in this Agreement shall be in addition to and not in substitution for the rights and remedies which would otherwise be vested in Bank in law or equity, all of which rights and remedies are specifically reserved by Bank, and the failure of Bank to exercise any remedy herein provided shall not preclude the resort to any other appropriate remedy or remedies herein provided or prevent the subsequent or concurrent resort to any other remedy or remedies which by law or equity shall be vested in Bank for the recovery of damages or otherwise in the event of a breach of any of the undertakings of Obligors hereunder.

              7.2.3 Whether or not Bank elects to exercise any of its rights specified in this Section 7, Bank shall also have the right immediately upon the occurrence of any Event of Default to enforce its security interests in all of the Collateral, and to such end and after such Event of Default Obligors hereby grant to Bank a power of attorney to enforce Bank's security Collateral.

8. BANK PERFORMANCE OF OBLIGORS' OBLIGATIONS.

         Upon Bank's determination in the exercise of reasonable business judgment that any of the Obligors has failed to perform any of its obligations under this Agreement or any other covenants contained in other documents referenced herein or delivered pursuant hereto or thereto, Bank may (but is not obligated to) perform for the account of Obligors any such obligations. All sums so expended by Bank shall be paid by Obligors upon demand, and until paid shall be added to the principal amount of the Note.

9. INDEMNITY.

         Obligors irrevocably agree to indemnify, reimburse, defend and hold harmless Bank and its directors, officers, agents and employees for, from and against all demands, liabilities, damages, costs, claims, suits, actions, legal or administrative proceedings, interest, losses, expenses and reasonable attorney's fees, whether or not suit is ever instituted (including any such fees and expenses incurred in successfully enforcing this indemnity), asserted against, imposed on or incurred by Bank or its directors, officers, agents and employees, directly or indirectly, at any time incurred by Bank as a consequence of any claims, demands, actions, suits or proceedings against Bank or to which Bank is a party relating directly or indirectly to the Loan Documents or the Facility, including but not limited to Borrowers' use of the proceeds of the Facility This indemnity shall survive the repayment of the Facility.

10. CROSS DEFAULT.

         It shall be an event of default under each of the Loan Documents in the event there is a default or an event of default under any other Loan Document, subject to any applicable provisions requiring notice or any applicable grace periods. Unless expressly provided to the contrary in documentation for any other loan or loans, it is the express intent of Bank and Obligors that all obligations of Obligors to Bank in any capacity whatsoever, including the Obligations, be cross-collateralized and crossdefaulted, such that collateral securing any obligations of any of the Obligors to Bank shall secure repayment of all obligations of Obligors to Bank, and a default under any obligation of any of the Obligors to Bank shall be a default under all obligations of Obligors to Bank.

11. PAYMENT OF EXPENSES.

         Obligors shall pay all reasonable costs and expenses, including but not limited to reasonable attorneys' fees, incurred in connection with the preparation, filing, recording, perfection, negotiation, administration, amendment, modification and enforcement of the Loan Documents and the collection of the Note, and all fees for lien searches, appraisals, audits and notary fees, and if Obligors fail to pay such amounts Bank may do so and any amounts expended by Bank shall be paid by Obligors upon demand, and until paid shall be added to the principal amount of the Note.

12. MAXIMUM INTEREST.

         Notwithstanding anything to the contrary contained herein or in the Note or any other document executed in connection with the Facility, the effective rate of interest on the Facility shall not exceed the maximum effective rate of interest permitted by any applicable law or regulation. Borrowers hereby agree to give Bank prior written notice in the event any interest with respect to the Facility will cause the total interest collected in any one year to be usurious under any applicable law, and Bank hereby agrees not to collect knowingly any interest from Borrowers in the form of fees or otherwise which will render the Facility usurious. In the event that the interest referred to hereunder would be usurious in Bank's opinion, Bank reserves the right to reduce the interest payable by Borrowers.

13. ASSIGNMENTS AND PARTICIPATIONS.

         At any time Bank may sell, assign, transfer, negotiate, grant participations in, or otherwise dispose of all or any part of Bank's interest in the Facility. Obligors' hereby authorize Bank to provide, without any notice to Obligors, any information concerning Obligors, including information pertaining to Obligors' financial condition, business operations or general creditworthiness, to any person or entity which may succeed to or participate in all or any part of Bank's interest in the Facility.

14. FURTHER ASSURANCES.

         Obligors hereby agree to execute and deliver to Bank such further instruments and other documentation as may be reasonably requested by Bank at any time and from time to time to carry out the terms of this Agreement, and to be informed as to the status and affairs of Obligors.

15. AMENDMENT AND WAIVER.

         This Agreement may be amended and any provision hereof waived only in a writing signed by the party against whom an amendment or waiver is sought to be enforced. Bank shall have the right at all times to enforce the provisions of this Agreement in strict accordance with the terms hereof, notwithstanding any conduct or custom on the part of Bank in refraining from so doing at any time or times. The failure of Bank at any time to enforce its rights under such provisions strictly in accordance with the same shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or as having in any way or manner modified or waived the same, and Bank shall have the right thereafter to insist upon strict performance by the parties hereto of the provisions hereof. All rights and remedies of Bank are cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

16. NOTICES.

         Except as provided herein to the contrary, any notices or consents required or permitted by this Agreement shall be in writing and shall be deemed delivered if sent by certified mail, postage prepaid, return receipt requested, or overnight delivery service, or facsimile, as follows, unless such address is changed by written notice hereunder:

If to any of the Obligors: 1521 Locust Street
                           4th Floor
                           Philadelphia, PA  19102
                           Attn:  Scott Schaeffer
                           fax (215) 546-5388

With a copy to:            Ledgewood Law Firm

                           1521 Locust St.
                           Philadelphia, PA  19102
                           Attn:  Richard J. Abt, Esq.
                           fax (215) 735-2513

If to Bank:                Jefferson Bank
                           1845 Walnut Street
                           10th Floor
                           Philadelphia, PA  19103
                           Attn:  Michael Beatty
                           fax (215) 861-7921

With a copy to:            Jefffrey A. Leonard, Esquire
                           Cozen and O'Connor
                           1900 Market Street
                           Philadelphia, PA  19103
                           fax (215) 665-2013

Any notice sent by mail shall be deemed given when delivered.

17. SURVIVAL.

         All covenants, agreements, representations and warranties made herein and in the other documents and certificates delivered pursuant hereto shall survive the making by Bank of the Facility and the execution and delivery to Bank of the Note and shall continue in full force and effect as long as the Note or the Obligations or any amounts due hereunder are outstanding and unpaid.

18. LIABILITY OF BANK.

         Obligors agree that Bank shall not have any liability (in tort or otherwise) for any lost profits or other consequential damage sustained by Obligors as a result of any action taken or omitted by Bank or any of Bank's officers, agents or employees in connection with the administration or enforcement of this Agreement or the other Loan Documents, unless such action was taken or omitted as a result of gross negligence or willful misconduct of Bank.
                                      -25-

19. JOINT AND SEVERAL LIABILITY.

         The liability of the Obligors to Bank hereunder shall be their joint and several liability.

20. BINDING EFFECT, ASSIGNMENT AND ENTIRE AGREEMENT.

         This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their heirs, executors, administrators, successors and assigns. Obligors shall have no right to assign any of Obligors' rights or obligations hereunder without the prior written consent of Bank. This Agreement, the Loan Documents, the exhibits and schedules attached hereto and the documents executed and delivered pursuant hereto constitute the entire agreement among the parties with-respect to the subject matter contained herein, and supersede all prior and contemporaneous oral and written communications and agreements with respect thereto.

21. SEVERABILITY.

         If any provision of this Agreement shall be held invalid under any applicable law, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and, to this end, the provisions hereof are severable.

22. HEADINGS.

         Headings of sections shall be deemed to be included for purposes of convenience only and shall not affect the interpretation of this Agreement.

23. INTERPRETATION.

         As used herein, the singular shall include the plural, and the neutral shall include the masculine and feminine, and vice versa.

24. CONSTRUCTION.

         This Agreement shall be deemed incorporated into and made part of the other Loan Documents and all agreements between Obligors and Bank referred to herein and therein. All such agreements and this Agreement shall be construed as integrated and complementary of each other, and as augmenting and not restricting Bank's rights, remedies and security If, after applying the foregoing, an inconsistency still exists, the provisions of this Agreement shall constitute an amendment thereto and shall control.

25. WARRANT OF ATTORNEY.

         OBLIGORS HEREBY AUTHORIZE AND EMPOWER ANY ATTORNEY OF ANY COURT OF RECORD UPON THE OCCURRENCE OF ANY EVENT OF DEFAULT HEREUNDER TO APPEAR FOR AND CONFESS JUDGMENT AGAINST OBLIGORS FOR SUCH SUMS AS SHALL HAVE THEN BECOME DUE UNDER THIS AGREEMENT, THE NOTE AND ALL OTHER OBLIGATIONS OF OBLIGORS TO BANK, IN ANY CASE WITH OR WITHOUT DECLARATION, WITH COSTS OF SUIT AND RELEASE OF ERROR, WITHOUT STAY OF EXECUTION AND WITH FIVE PERCENT (5%) ADDED FOR ATTORNEYS' FEES.

OBLIGORS WAIVE THE RIGHT OF INQUISITION ON ANY REAL ESTATE LEVIED ON, VOLUNTARILY CONDEMN THE SAME, AUTHORIZE THE PROTHONOTARY OR CLERK TO ENTER UPON THE WRIT OF EXECUTION SAID VOLUNTARY CONDEMNATION AND AGREE THAT SAID REAL ESTATE MAY BE SOLD ON A WRIT OF EXECUTION. OBLIGORS ALSO WAIVE AND RELEASE ALL RIGHTS OF APPEAL AND ALL RELIEF FROM ANY AND ALL APPRAISEMENT, STAY OR EXEMPTION LAW OF ANY STATE NOW IN FORCE OR HEREAFTER ENACTED. IF A COPY OF THIS AGREEMENT, VERIFIED BY AFFIDAVIT OF BANK OR SOMEONE ON BEHALF OF BANK, SHALL HAVE BEEN FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AGREEMENT AS A WARRANTY OF ATTORNEY. THE AUTHORITY AND POWER TO APPEAR FOR AND ENTER JUDGMENT AGAINST OBLIGORS SHALL NOT BE EXHAUSTED BY ONE OR MORE EXERCISES THEREOF OR BY ANY IMPERFECT EXERCISE THEREOF, AND SHALL NOT BE EXTINGUISHED BY ANY JUDGMENT ENTERED PURSUANT THERETO; THE AUTHORITY AND POWER MAY BE EXERCISED ON ONE OR MORE OCCASIONS, FROM TIME TO TIME, IN THE SAME OR DIFFERENT JURISDICTIONS, AS OFTEN AS BANK SHALL DEEM NECESSARY OR DESIRABLE, FOR ALL OF WHICH THIS AGREEMENT SHALL BE A SUFFICIENT WARRANT.

26. APPLICABLE LAW; CONSENT TO JURISDICTION AND VENUE.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA. IN ANY LEGAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER, OBLIGORS HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COMMON PLEAS COURTS OF PENNSYLVANIA AND THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF PENNSYLVANIA AND AGREE NOT TO RAISE ANY OBJECTION TO SUCH JURISDICTION OR TO THE LAYING OR MAINTAINING OF THE VENUE OF ANY SUCH PROCEEDING IN SUCH COUNTY. OBLIGORS AGREE THAT SERVICE OF PROCESS IN ANY SUCH PROCEEDING MAY BE DULY EFFECTED UPON OBLIGORS BY MAILING A COPY THEREOF, BY REGISTERED MAIL, POSTAGE PREPAID, TO OBLIGORS.

27. WAIVER OF JURY TRIAL.

         OBLIGORS AND BANK HEREBY WAIVE TRIAL BY JURY IN ANY LEGAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANK TO ENTER INTO THIS AGREEMENT.

         Obligors acknowledge that they have read and understood all the provisions of this Agreement, including the waiver of jury trial and confession of judgment, and have been advised by counsel as necessary or appropriate.

28. Release. Obligors hereby release Bank, its officers, agents and employees from any and all claims, causes of action, liabilities or obligations of any sort or kind, which Obligors ever had, now have or will have or which its successors or assigns can, shall or may have against Bank arising out of or relating to the Loan Documents or the Loan at any time prior to the date hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives, under seal, the day and year first above written.

                                          RESOURCE PROPERTIES XXXII, INC.

Attest:                                   By:
       -----------------------------         -------------------------------
Title:                                       Name: Scott F. Schaeffer
      ------------------------------         Title: President

      [SEAL]
                                          RESOURCE PROPERTIES XXXVIII, INC.

Attest:                                   By:
       -----------------------------         -------------------------------
Title:                                       Name: Scott F. Schaeffer
      ------------------------------         Title: President

      [SEAL]

                                          RESOURCE PROPERTIES II, INC.

Attest:                                   By:
       -----------------------------         -------------------------------
Title:                                       Name: Scott F. Schaeffer
      ------------------------------         Title: President

      [SEAL]

                                          RESOURCE PROPERTIES 51, INC.

Attest:                                   By:
       -----------------------------         -------------------------------
Title:                                       Name: Scott F. Schaeffer
      ------------------------------         Title: President

      [SEAL]

                                          RESOURCE AMERICA, INC.

Attest:                                   By:
       -----------------------------         -------------------------------
Title:                                       Name: Scott F. Schaeffer
      ------------------------------         Title: Vice Chairman

      [SEAL]

                                          RESOURCE PROPERTIES, INC.

Attest:                                   By:
       -----------------------------         -------------------------------
Title:                                       Name: Scott F. Schaeffer
      ------------------------------         Title: President

      [SEAL]

                                          JEFFERSON BANK

                                          By:
                                             -------------------------------
                                             Name: Michael Beatty
                                             Title: First Vice President

                              JOINDER OF GUARANTORS

         The undersigned, as the Guarantors referred to in the foregoing Amended and Restated Loan Agreement, join in the said Agreement and by doing so hereby acknowledge the terms thereof, consent thereto, and agree to be bound by all those covenants, terms, conditions, warranties and representations in said Agreement that are applicable to them, and ratify and confirm the terms of the Guaranty executed and delivered by each of them in connection therewith.

                                          RESOURCE PROPERTIES, INC.


                                          By:
                                             -------------------------------
                                             Name: Scott F. Schaeffer
                                             Title: President

                                          RESOURCE AMERICA, INC.


                                          By:
                                             -------------------------------
                                             Name: Scott F. Schaeffer
                                             Title: Vice Chairman